UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2008

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On July 15, 2008 Prosperity Bancshares, Inc. (the “Company”) publicly disseminated a press release announcing the retirement of Tracy T. Rudolph as a Class III Director of the Company effective immediately. Mr. Rudolph has not advised the Company of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Additionally, the Board of Directors of the Company, upon recommendation of the Company’s Nominating Committee, voted to appoint Ervan E. Zouzalik as a Class III Director to fill the vacancy created by Mr. Rudolph’s retirement. As a Class III Director, Mr. Zouzalik will be slated to stand for re-election at the Company’s 2010 Annual Meeting of Shareholders. As of the date of this filing, Mr. Zouzalik has not been appointed to a committee of the Company’s Board of Directors, nor has it been determined when, if at all, any such appointment would be made. Mr. Zouzalik will receive fees consistent with those fees received by the existing directors for service as a director of the Company.

A copy of the Company’s press release announcing Mr. Rudolph’s retirement and Mr. Zouzalik’s appointment to the Board of Directors of the Company is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. on July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: July 16, 2008	By:	/s/ James D. Rollins III
James D. Rollins III President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. on July 15, 2008.